SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                        Date of Report: February 17, 2004


                        MILE MARKER INTERNATONAL, INC.
                        ------------------------------
             (Exact name of registrant as specified in its charter)

                                     Florida
                                     -------
                 (State or other jurisdiction of incorporation)


        0-26150                                       11-2128469
        -------                                       ----------
(Commission File Number)                   (IRS Employer Identification Number)


                 2121 Blount Road, Pompano Beach, Florida 33069
                 ----------------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code : (954) 782-0604
                                                            --------------


         Former Address: 1450 S.W. 13th Court, Pompano Beach, FL, 33069
         --------------------------------------------------------------
          (Former name or former address, if changed since last report)



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Item  1.        Changes in Control of Registrant

                None

Item  2.        Acquisition or Disposition of Assets

                None

Item  3.        Bankruptcy or Receivership

                None

Item  4.        Changes in Registrant's Certifying Accountant

                None

Item  5.        Other Events

     On February 17, 2004, Mile Marker International, Inc. (the "Registrant") announced that it earned net income of $1,316,427, or $0.13 per common share, for the year ending December 31, 2003, based on sales revenues of $13,238,315. The Registrant's Chief Executive Officer announced that anticipated first quarter 2004 results were expected to be substantially better than first quarter 2003 results. The Registrant also announced the payment of an increased dividend of $0.025 per common share to be paid on March 15, 2004 to all shareholders of record as of March 1, 2004.


Item  6.        Resignations of Registrant's Directors

                None

Item  7.        Financial Statements and Exhibits

                None

Item  8.        Change in Fiscal Year

                None



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




                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          MILE MARKER INTERNATIONAL, INC.
                                                    (Registrant)



Dated:  February 17, 2004
                                          By: /s/ Richard E. Aho
                                              __________________________
                                              Richard E. Aho, President








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